Exhibit 1

NEWS RELEASE FOR IMMEDIATE RELEASE

Agrium to Re-File Hart-Scott-Rodino Pre-Merger Notification
December 27, 2007 — ALL AMOUNTS ARE STATED IN U.S.$
CALGARY, Alberta — Agrium Inc. (TSX and NYSE: AGU) announced today that it has withdrawn its notification and report form submitted to the Antitrust Division of the U.S. Department of Justice (DOJ) and the Federal Trade Commission (FTC) under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”) in connection with the previously announced acquisition of all of the outstanding common stock of UAP Holding Corp. (NASDAQ: UAPH), by a wholly-owned subsidiary of Agrium. Agrium plans to re-file its notification and report form on December 28, 2007.
Agrium originally filed its notification and report form under the HSR Act on December 10, 2007. By re-filing its notification and report form with the DOJ and the FTC, Agrium will have a full 15-day period after the re-filing to discuss the transaction, and answer any questions raised by the DOJ or the FTC. The waiting period under the HSR Act will expire at 11:59 pm New York City time on January 14, 2008, unless this period is earlier terminated or extended.
About Agrium
Agrium Inc. is a major retail supplier of agricultural products and services in both North and South America and a leading global producer and marketer of agricultural nutrients and industrial products. Agrium produces and markets three primary groups of nutrients: nitrogen, phosphate and potash as well as controlled release fertilizers and micronutrients. Agrium’s strategy is to grow through incremental expansion of its existing operations and acquisitions as well as the development, commercialization and marketing of new products and international opportunities.
ADVISORY
This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Agrium or UAP.
THE TENDER OFFER IS BEING MADE SOLELY BY THE TENDER OFFER STATEMENT. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND ALL OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.

The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement are available to all stockholders of UAP, at no expense to them. The Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and all other offer documents filed by Agrium with the SEC) and the Solicitation/Recommendation Statement are also available for free at the SEC’s website at www.sec.gov. Investors and security holders are strongly advised to read both the Tender Offer Statement and the Solicitation/Recommendation Statement regarding the tender offer referred to in this press release because they contain important information.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Reform Act of 1995. Forward-looking statements are not based on historical facts, but rather on current expectations and projections about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. These risk factors relative to these statements include: that the transaction may not be timely completed, success in achieving anticipated synergies and accretion, reliance on UAP’s publicly available information, success in integrating the retail distribution systems, and the integration of supply chain management processes, as well as other risk factors listed from time to time in Agrium’s reports and comprehensive public disclosure documents including Agrium’s Annual Information Form, and in other Agrium filings with securities commissions in Canada (on SEDAR at www.sedar.com ) and the United States (on EDGAR at www.sec.gov).
FOR FURTHER INFORMATION:
Agrium Investor/Media Relations:
Richard Downey, Senior Director, Investor Relations
(403) 225-7357
Ashley Harris, Manager, Investor Relations
(403) 225-7437
Contact us at: www.agrium.com